SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

|X|   Filed by the registrant

|_|   Filed by a party other than the registrant

Check the appropriate box:

|X|   Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|_|   Definitive Proxy Statement

|_|   Definitive Additional Materials

|_|   Soliciting Material Under Rule 14a-12

                             Anaren Microwave, Inc.
                (Name of Registrant as Specified In Its Charter)

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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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|X|   No fee required.

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4) Date Filed: ________________________________________________________________

                               PRELIMINARY COPIES
                 ANTICIPATED DISTRIBUTION DATE: OCTOBER 21, 2002

                              ANAREN MICROWAVE INC.
                               6635 Kirkville Road
                          East Syracuse, New York 13057

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         To Be Held on December 16, 2002

To the Holders of the Common Stock
of Anaren Microwave, Inc.:

      PLEASE TAKE NOTICE, that a Special Meeting of Shareholders of Anaren Microwave, Inc. (the "Company") will be held on December 16, 2002, at 11:00 a.m. Eastern Standard Time at the offices at the Company located at 6635 Kirkville Road, East Syracuse, New York, for the following purposes:

      (1) To authorize the creation of a holding company structure in which the Company's operating assets would be transferred to a newly formed, wholly owned, subsidiary;

      (2) To authorize an amendment to the Company's Certificate of Incorporation to change the name of the Company from "Anaren Microwave, Inc." to "Anaren, Inc." in connection with the proposed reorganization; and

      (3) To transact such other business as may be properly brought before the Meeting.

      Shareholders of record as of the close of business on October 18, 2002 will be entitled to notice of and to vote at the Meeting. Your vote is very important and we hope that you will attend the Meeting. However, whether or not you plan to attend the Meeting, please vote by proxy in accordance with the instructions on your proxy card, on your voting instruction form (from your bank or broker), or that you received through electronic mail. There are three convenient ways of submitting your vote:

      o Voting by telephone - You can vote your shares by telephone by calling the toll-free telephone number indicated on your proxy card and following the voice prompt instructions. Telephone voting is available 24 hours a day.

      o Voting by the Internet - You can also vote via the Internet by visiting the web site noted on your proxy card. Internet voting is available 24 hours a day. We encourage you to vote via the Internet, as it is the most cost-effective way to vote.

      o Voting by mail - If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided.

      If you vote by telephone or Internet, you do not need to return your proxy card. Signing and returning the proxy card or submitting your proxy via Internet or by telephone does not affect your right to vote in person if you attend the Meeting and your shares are registered in your name. If your shares are held in the name of a bank, broker, or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

                                       By Order of the Board of Directors

                                       David M. Ferrara
                                       Secretary and General Counsel

Dated: October 21, 2002
East Syracuse, New York

                             ANAREN MICROWAVE, INC.
                               6635 Kirkville Road
                          East Syracuse, New York 13057

      This Proxy Statement is being mailed on or about October 21, 2002, to the Shareholders of Anaren Microwave, Inc. ("Anaren" or the "Company") entitled to receive the accompanying Notice of Special Meeting of Shareholders and is provided, by order of its Board of Directors, in connection with the solicitation of proxies to be used at the Special Meeting of Shareholders (the "Meeting") of the Company to be held on December 16, 2002 at 11:00 a.m. and at any adjournment or adjournments thereof, for the purposes set forth in the Notice.

      If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time prior to its exercise by (i) submitting a subsequently dated proxy; or (ii) filing written notice of such revocation with the Secretary of the Meeting. The proposals described in this Proxy Statement will be presented by the Board of Directors of the Company. Where a choice is specified with respect to a proposal, the shares represented by the proxy will be voted in accordance with the specifications made. Where a choice is not so specified, the shares represented by the proxy will be voted "FOR" the proposal.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      At the close of business on October 18, 2002, the record date stated in the accompanying Notice, the Company had outstanding 22,386,820 shares of common stock, $.01 par value (the "Common Stock"), each of which is entitled to one vote with respect to each matter to be voted on at the Meeting. A majority of the issued and outstanding shares of Common Stock present in person or by proxy, a total of 11,193,411 shares, will be required to constitute a quorum for the transaction of business at the Meeting. The Company has no class of voting stock outstanding other than the Common Stock.

      Because each of the proposals to be presented at the Meeting requires the affirmative vote of a specified percentage of the outstanding shares of Common Stock, abstentions and broker non-votes (as defined below) will have the same legal effect as a vote against the matter. As a result, Shareholders whose shares are registered in their own names are urged to submit their votes, and Shareholders whose shares are held in the name of a bank, broker, or other holder of record are urged to provide instructions to the holder of record, in each case as promptly as possible. A "broker non-vote" refers to shares represented at the Meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owner or persons entitled to vote; and (ii) the broker or nominee does not have discretionary voting power on such matter.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth certain information with respect to persons known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock of the Company, as of October 18, 2002 (except as otherwise indicated).

                                           Number of Shares
        Name and Address                   of Common Stock
       of Beneficial Owner              Beneficially Owned(1)  Percent of Class
       -------------------              ---------------------  ----------------
Kern Capital Management, LLC ..........     3,264,400(2)           14.6 %
114 West 47th Street
Suite 1926
New York, NY  10036

Firsthand Capital Management, Inc. ....     1,552,300(3)           6.9 %
125 South Market Street
Suite 1200
San Jose, CA  95113

Franklin Advisors, Inc. ...............     1,270,400(4)           5.7 %
One Franklin Parkway
San Mateo, CA  94403

(1) Except as otherwise indicated, as of October 18, 2002 all of such shares are owned with sole voting and investment power. Share numbers are based solely on indicated filings.

(2) Based solely on information contained in a 13F Holdings Report filed with the Securities and Exchange Commission on August 14, 2002, Kern Capital Management, LLC has sole voting power with respect to 3,151,200 shares and sole dispositive power with respect to all shares listed.

(3) Based solely on information contained in a 13F Holdings Report filed with the Securities and Exchange Commission on April 9, 2002, Firsthand Capital Management, Inc. has sole voting and dispositive power with respect to all shares listed.

(4) Based solely on information contained in a 13F Holdings Report filed with the Securities and Exchange Commission on August 12, 2002, Franklin Advisors, Inc. has sole voting and dispositive power with respect to all shares listed.

                        SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth certain information, as of October 18, 2002, with respect to the beneficial ownership of the Company's Common Stock by
(i) each director and nominee for director who owned beneficially any shares of Common Stock, (ii) each named executive officer of the Company, and (iii) all directors and named executive officers of the Company as a group.

                                           Number of Shares
        Name and Address                   of Common Stock
     of Beneficial Owner(1)              Beneficially Owned(2)  Percent of Class
     ----------------------              ---------------------  ----------------
Lawrence A. Sala ..................            480,100(3)              2.1%
Carl W. Gerst, Jr. ................            628,350(4)              2.8%
Thomas J. Passaro, Jr. ............             80,139(5)                *
Raymond Simione ...................             18,270(6)                *
Timothy P. Ross ...................             62,600(7)                *
Dale F. Eck .......................             60,500(8)                *
Herbert I. Corkin .................             56,000(9)                *
Dr. David Wilemon .................             57,500(10)               *
Matthew Robison ...................             30,500(11)               *

All Directors, Nominees and
  Executive Officers as a
  Group (9 Persons)...............           1,473,959(12)             6.4%

*Indicates less than 1%

(1) The business address for each of the named individuals is 6635 Kirkville Road, East Syracuse, New York.
(2) Except as otherwise indicated, as of October 18, 2002 all of such shares are owned with sole voting and investment power.
(3) Includes 10,000 shares owned by Mr. Sala's spouse, 6,468 shares owned by Mr. Sala's children, 387,000 shares which Mr. Sala has the right to acquire within 60 days pursuant to outstanding stock options, and 25,500 shares of restricted stock.
(4) Includes 13,500 shares owned by Mr. Gerst's spouse and 66,400 shares which Mr. Gerst has the right to acquire within 60 days pursuant to outstanding stock options.
(5) Includes 3,333 shares owned by Mr. Passaro's children, 19,800 shares which Mr. Passaro has the right to acquire within 60 days pursuant to outstanding stock options, and 2,400 shares of restricted stock.
(6) Includes 2,000 shares which Mr. Simione has the right to acquire within 60 days pursuant to outstanding stock options.
(7) Includes 55,200 shares which Mr. Ross has the right to acquire within 60 days pursuant to outstanding stock options, and 7,400 shares of restricted stock.
(8) Includes 30,500 shares which Mr. Eck has the right to acquire within 60 days pursuant to outstanding stock options.
(9) Includes 3,000 shares owned by The Entwistle Company, of which Mr. Corkin is Chairman, Chief Executive Officer and a majority shareholder, and 8,000 shares which Mr. Corkin has the right to acquire within 60 days pursuant to outstanding stock options.
(10) Includes 57,500 shares which Dr. Wilemon has the right to acquire within 60 days pursuant to outstanding stock options.
(11) Includes 30,500 shares which Mr. Robison has the right to acquire within 60 days pursuant to outstanding stock options.
(12) Includes 656,900 shares which all directors and officers as a group have the right to acquire within 60 days pursuant to outstanding stock options.

                                    ITEM ONE

                 ESTABLISHMENT OF HOLDING COMPANY STRUCTURE AND
               TRANSFER OF CERTAIN ASSETS TO OPERATING SUBSIDIARY

      The Board of Directors is recommending that the Shareholders take action at the Meeting to authorize the Company to reorganize into a holding company enterprise structure. If authorized by the Shareholders, it is presently intended that on or about December 30, 2002, the Company would transfer its operating assets to Anaren Microwave, Inc. ("AMI"), a Delaware corporation formed on July 1, 2002 as a wholly owned subsidiary of the Company. At June 30, 2002, the Company had approximately $235 million in assets, and it is presently contemplated that the Company will transfer to AMI equipment, inventory, real property and other operating assets having an aggregate book value of
approximately  $45  million.   The  remaining   assets,   consisting  mainly  of
non-operating cash, marketable securities, intellectual property and the Company's investment in subsidiaries, will be retained in the Company.

      If the reorganization is effectuated, AMI will continue as a wholly-owned subsidiary of the Company and will directly own the operating assets currently held by the Company. The Company's present directors and officers will continue in their present positions immediately following the reorganization. The initial directors of AMI will be Lawrence A. Sala, Joseph E. Porcello and David M. Ferrara. Lawrence A Sala will serve as Chief Executive Officer of AMI, Joseph E. Porcello will serve as Treasurer, and David M. Ferrara will serve as Secretary. Notwithstanding the transfer of operating assets, it is anticipated that the Company and AMI will continue to provide various services to one another from time to time, including without limitation managerial, accounting, payroll and other logistical support services.

      The Board believes that a holding company structure is desirable in that it will give the Company a structure which may be better able to accommodate future acquisitions, diversification and expansion; greater operational and administrative flexibility; broadened alternatives for future financing; and potentially greater protection of its non-operating assets from liabilities. In addition, AMI is currently seeking approval from the State of New York to be a qualified empire zone enterprise ("QEZE"). If AMI is approved as a QEZE, certain tax benefits may also result from the reorganization, as described more fully below.

      The following is a discussion of the principal reasons for establishing a holding company structure.

Framework for Future Acquisitions, Diversification and Expansion

      The Board believes that the holding company structure will facilitate the future expansion of its business by providing a more flexible structure for acquiring new businesses and technologies, and will allow it more easily to expand geographically and to diversify its product and service offerings. After the reorganization, the Company will be able to integrate newly acquired businesses or technologies by combining them within its existing corporate structure or by creating new corporate entities to pursue or develop a particular business or technology. In addition, the Board believes that the use of separate subsidiaries to hold or acquire businesses that operate in foreign countries may reduce the amount of foreign regulation to which the Company may be subject.

Operational and Administrative Efficiency

      The Board believes that the corporate separation afforded by a holding company structure will increase its ability to respond more efficiently to industry and market changes. As the Company expands its product and service offerings, it will be able to segregate more easily its different lines of business into separate subsidiaries, which the Board believes will provide greater flexibility in administration and allow these entities to focus more easily on one particular market, product or service. When new business opportunities arise, they can be operated as subsidiaries of the Company, thus maintaining the separation between the Company and those businesses.

Financing Flexibility

      The Board anticipates that a holding company structure will permit the use of financing techniques that are more readily available to companies that hold a variety of diversified businesses under one corporate umbrella, without any impact on its capital structure. For example, capital may be raised on an enterprise-wide basis, or solely by AMI or other entities within the holding company structure. The Board has no present intention to seek additional financing for the Company or any of its subsidiaries (including AMI), as it believes that their respective cash requirements for the foreseeable future will be satisfied by currently invested cash balances and expected cash flows from operations.

Protection of Assets from Exposure to Liability

      The Board believes that the corporate separation afforded by a holding company structure will increase its ability to shield the Company's assets from potential liabilities. By separating the operating assets from the holdings of the parent company, a holding company structure affords greater protection from many liabilities associated with the operation of a manufacturing business, liabilities that typically are not associated with the non-operating assets to be retained by the Company. Provided that the proper corporate formalities are observed, the holding company structure may enable the Company to protect its non-operating assets from the liabilities associated with the different business operations of its subsidiaries, and the assets of each subsidiary may be protected from liabilities arising out of the operations of its sister subsidiaries.

Certain Potential Tax Benefits to the Company and AMI

      AMI is currently in the process of seeking approval as a QEZE under New York State's Empire Zones Program. Based upon the former New York State Economic Development Zone program, the Empire Zones Program offers additional incentives and assistance to a taxpayer that becomes a QEZE, meets certain eligibility requirements and is located in a geographic area designated as an "Empire Zone." The Company's East Syracuse facility is currently located within an Empire Zone. If the reorganization is effectuated and AMI is approved as a QEZE, AMI may be entitled to certain New York State tax benefits. Available benefits could include, among other things, the QEZE Credit For Real Property Taxes, the QEZE Tax Reduction Credit, the Empire Zone Wage Tax Credit, and a sales and use tax exemption. These benefits may provide, among other things, full or partial relief from (and in some cases refunds of) New York State income, franchise, sales and use taxes for specified time periods. Without the proposed reorganization, the Company would be severely limited in achieving the full extent of these benefits.

      While the Board presently anticipates that AMI will continue to seek approval as a QEZE, there can be no assurance that approval will be granted. Moreover, future changes in applicable law or regulation, or changes in regulatory or judicial interpretation of existing law or regulation, could reduce or eliminate the potential tax benefits described above. As a result, there can be no assurance that the reorganization will result in any or all of the benefits described above.

Accounting Treatment of the Reorganization

The transfer of assets to AMI will be recorded as an investment in a subsidiary by the Company, and the transferred assets will be recorded by AMI. There will be no change in the total consolidated assets of the Company after the transfer has been made.

Federal Income Tax Consequences

      The reorganization is not expected to have any federal income tax consequences to Shareholders.

Rights of Dissenting Shareholders

      Sections 623 and 909 of the New York Business Corporation Law provide that if the proposed reorganization is consummated, Shareholders who object to the reorganization and who follow the procedures specified in Section 623 will have the right to receive cash payment of the fair value of their shares. A description of these procedures and the requirements for preserving dissenters' rights to appraisal is attached to this Proxy Statement as Appendix A. The statutory procedures outlined in Appendix A are complex. Shareholders wishing to exercise their dissenters' rights should consult their own legal advisors.

Vote Required for Approval

      The  affirmative  vote of the  holders of  two-thirds  of the  outstanding
shares  of  Common  Stock  is  required  for   authorization   of  the  proposed
reorganization.

      The Board reserves the right, even after Shareholder authorization, to forego or postpone the reorganization if such action is determined to be in the best interests of the Company and the Shareholders.

      The Board of Directors recommends that Shareholders vote FOR this Proposal. Proxies solicited by the Board of Directors will be voted in favor of the Proposal unless Shareholders specify otherwise.

                                    ITEM TWO

                            CHANGE OF CORPORATE NAME

      The Board of Directors is requesting that Shareholders authorize an amendment to the Company's Certificate of Incorporation to change the name of the Company from "Anaren Microwave, Inc." to "Anaren, Inc." The Board presently contemplates changing the name if and when the reorganization described above is consummated. Following the reorganization, AMI will commence and continue its operations under the "Anaren Microwave, Inc." name. The Board contemplates that the Company's Common Stock will continue to trade under the symbol "ANEN."

      The Board believes that the change of name is desirable for a number of reasons, including the following:

            o The name change would facilitate differentiation between the Company and AMI.

            o The name "Anaren, Inc." more accurately reflects the common name by which many of the Company's customers, suppliers, investors and other third parties historically have referred to the Company.

            o The name "Anaren Microwave, Inc." more accurately describes the specific business to be conducted by AMI following the reorganization, whereas the more generic name "Anaren, Inc." reflects the potential broader activities of the proposed holding company enterprise as a whole.

      The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for authorization of the proposed amendment.

      The Board reserves the right, even after Shareholder authorization, to forego or postpone the name change amendment if such action is determined to be in the best interests of the Company and the Shareholders.

      The Board of Directors recommends that Shareholders vote FOR this Proposal. Proxies solicited by the Board of Directors will be voted in favor of the Proposal unless Shareholders specify otherwise.

                                  MISCELLANEOUS

Other Matters

      As of the date of this Proxy Statement, management has no knowledge of any business which will be presented for consideration at the Meeting other than that described herein. Should any other matter properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

Solicitation of Proxies

      The entire expense of preparing, assembling and mailing the Proxy Statement, form of proxy and other material used in the solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals, and the Company will reimburse them for expenses in so doing. To the extent necessary to ensure sufficient representation, officers and regular employees of the Company may request, without additional compensation therefor, the return of proxies personally by telephone or telegram. The extent to which this will be necessary depends entirely on how promptly proxies are received, and Shareholders are urged to send their proxies without delay.

                              SHAREHOLDER PROPOSALS

      In order for a Shareholder proposal to be considered for inclusion in the Company's Proxy Statement relating to the 2003 Annual Meeting of Shareholders, such proposal must be received by the Company by May 23, 2003.

                                       David M. Ferrara
                                       Secretary and General Counsel

Date: October 21, 2002
      East Syracuse, New York

                                   APPENDIX A

          DESCRIPTION OF PROCEDURE TO ENFORCE DISSENTING SHAREHOLDERS' RIGHTS TO RECEIVE PAYMENT FOR SHARES AND TEXT OF NYBCL SECTION 623

Description of Procedure to Enforce Dissenters' Rights

      Sections 623 and 909 of the New York Business Corporation Law (the "NYBCL") provide that if the proposed reorganization set forth in Item One of the attached Proxy Statement is consummated, Shareholders who object to the reorganization and who follow the procedures specified in Section 623 will have the right to receive cash payment of the fair value of their shares. The express procedures of New York law must be followed precisely; if they are not, Shareholders may lose their right to dissent. As described more fully below, such "fair value" would potentially be determined in judicial proceedings, the result of which cannot be predicted. There can be no assurance that Shareholders exercising dissenters' rights of appraisal will receive consideration equal to or greater than the value of the Common Stock to be owned by them following consummation of the reorganization.

      The statutory procedures outlined below are complex. Shareholders wishing to exercise their dissenters' rights should consult their own legal advisors.

      Any Shareholder who is entitled to vote on the proposed reorganization will have the right to receive cash payment of the fair value of his or her shares and the other rights and benefits provided in Section 623 if such Shareholder does not vote in favor of the reorganization and (before the vote of Shareholders) files with the Company written objection to the reorganization, including in that written objection notice of his or her election to dissent, his or her name and residence address, the number of shares as to which he or she dissents, and a demand for payment of the fair value of such shares if the reorganization is consummated. A vote against the reorganization will not satisfy the requirement of filing a written objection. Failure to vote against the reorganization will not waive a Shareholder's right to payment if the Shareholder has filed a written objection and has not voted in favor of the reorganization. If a Shareholder abstains from voting on the reorganization, this will not waive dissenter's rights so long as the appropriate written objection to the Merger is properly and timely filed. All notices of election to dissent should be addressed to David M. Ferrara, Secretary and General Counsel, Anaren Microwave, Inc., 6635 Kirkville Road, East Syracuse, New York 13057.

      If an executed proxy is received but no direction is indicated as to how such proxy is to be voted, the shares represented by such proxy will be voted in favor of the reorganization. Accordingly, the submission of such an unmarked proxy, unless revoked prior to its being voted, will serve to waive dissenter's rights.

      Within ten days after the date the reorganization is approved by the Shareholders, the Company will give written notice of such approval by registered mail to each Shareholder who filed written objection, except for any Shareholder who voted in favor of the reorganization. A Shareholder may not dissent as to fewer than all of his or her shares, held by him or her of record, that he or she owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner of shares as to fewer than all of said shares of such owner held of record by such nominee or fiduciary.

      Upon consummation of the reorganization, a dissenting Shareholder will cease to have any rights of a Shareholder, except the right to be paid the fair value of his or her dissenting shares. A Shareholder's notice of election may be withdrawn at any time prior to his or her acceptance in writing of an offer to purchase his or her dissenting shares by the Company, but in no case may such notice of election be withdrawn later than 60 days after consummation of the reorganization (unless the Company does not make a timely offer) without the Company's consent. Within one month after the filing of the notice of election to dissent, a dissenting Shareholder must submit the certificates representing his or her dissenting shares to the Company or its transfer agent, which shall note conspicuously on the certificates that such notice of election has been filed, and will then return the certificates to the Shareholder. Any Shareholder who fails to submit his or her certificates for such notation within 45 days from the date of filing such notice of election to dissent will lose his or her dissenter's rights unless a court, for good cause shown, otherwise directs.

      Within 15 days after the expiration of the period within which Shareholders may file their notices of election to dissent, or within 15 days after consummation of the reorganization, whichever is later (but in no case later than 90 days after the date of the Meeting), the Company must make a written offer by registered mail to each Shareholder who has filed such notice of election to pay for his or her dissenting shares at a specified price which the Company considers to be the fair value and, if the reorganization has been consummated, must accompany such offer by advance payment to each Shareholder who has submitted his or her certificates of an amount equal to 80% of the amount of such offer. Such offer must be made at the same price per share to all the dissenting Shareholders. If, within 30 days after the making of such offer, the Company and any dissenting Shareholders agree on the price to be paid for dissenting shares, the balance of payment therefor must be made within 60 days after the making of such offer or the consummation of the reorganization, whichever is later, and upon surrender of the certificates representing such shares.

      If the Company fails to make such offer within the 15 day period described above, or if it makes the offer and any dissenting Shareholder fails to agree within the period of 30 days thereafter upon the price to be paid for his or her shares, the Company is required within 20 days after the expiration of whichever is the applicable of the two periods to institute a special proceeding in the Supreme Court of the State of New York, County of Onondaga, to determine the rights of dissenting Shareholders and to fix the fair value of their dissenting shares. If the Company fails to institute such proceeding within such 20 day period, any dissenting Shareholder may institute a proceeding for the same purpose not later than 30 days after the expiration of such 20 day period. If the dissenting Shareholder does not institute such a proceeding within such 30 day period, his or her dissenter's rights are lost unless the court, for good cause shown, otherwise directs.

      During the proceeding, the court will determine whether each dissenting Shareholder is entitled to receive payment for his or her shares and, if so, will fix the value of such shares as of the close of business on the day prior to the Meeting, taking into consideration the nature of the reorganization giving rise to the Shareholder's right to receive payment for his or her dissenting shares and other relevant factors. The court will also award interest on such amount to be paid from the date of the reorganization to the date of payment unless the court finds that a Shareholder's refusal to accept an offer for payment was arbitrary, vexatious, or otherwise not in good faith. Each party to such proceeding will bear its own costs unless the court finds that such refusal by any Shareholder was arbitrary, vexatious, or otherwise not in good faith, in which case the Company's costs will be assessed against such Shareholder. The court, in its discretion, may also apportion or assess any part of the dissenting Shareholder's costs against the Company if it finds that the fair value of the shares determined materially exceeds the amount which the Company offered to pay, or that no offer or advance payment was made by the Company, or that the Company failed to institute such special proceeding, or that the actions of the Company in complying with its obligations under Section 623 were arbitrary, vexatious, or otherwise not in good faith. Within 60 days following the final determination of the applicable proceeding, the Company shall pay to each dissenting Shareholder the amount found to be due him or her upon the Shareholder's surrender of all certificates representing dissenting shares.

      The enforcement by a Shareholder of his or her right to receive payment for shares in accordance with Section 623 excludes the enforcement by such Shareholder of any other right to which he or she might otherwise be entitled by virtue of his or her ownership of shares (unless such Shareholder withdraws his or her notice of election as provided in Section 623 or the reorganization is abandoned), except that such Shareholder will retain the right to bring or maintain an appropriate action to obtain relief on the grounds that the reorganization will be or is unlawful or fraudulent as to him or her.

THE FOREGOING DESCRIPTION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SECTION 623, A COPY OF WHICH IS AVAILABLE FROM THE COMPANY UPON REQUEST.

PROXY                         ANAREN MICROWAVE, INC.                       PROXY

                               6635 Kirkville Road
                          East Syracuse, New York 13057

                               THIS IS YOUR PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ANAREN MICROWAVE, INC.

      The undersigned hereby (1) acknowledges receipt of the notice of the Special Meeting of Shareholders of Anaren Microwave, Inc. (the "Company") to be held at the Offices of the Company at 6635 Kirkville Road, East Syracuse, New York on December 16, 2002 at 11:00 A.M., local time and of the Proxy Statement in connection therewith and (2) appoints Lawrence A. Sala and Carl W. Gerst, Jr. and each of them as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock, $.01 par value, of Anaren Microwave, Inc. held of record by the undersigned on October 18, 2002 at the Special Meeting of Shareholders, or any adjournment thereof. If any nominee for director should be unavailable to serve, it is intended that all of the shares will be voted for such substitute nominee as may be determined by the Board of Directors. The undersigned directs that this Proxy be voted as follows:

              (Continued and to be dated and signed on the reverse)

ITEM 1: ESTABLISHMENT OF OPERATING SUBSIDIARY AND TRANSFER OF CERTAIN ASSETS TO OPERATING SUBSIDIARY

              FOR                  AGAINST                  ABSTAIN

              |_|                    |_|                      |_|

ITEM 2: CHANGE OF CORPORATE NAME

              FOR                  AGAINST                  ABSTAIN

              |_|                    |_|                      |_|

In their discretion the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE WITH RESPECT TO A SPECIFIC PROPOSAL, THIS PROXY WILL BE VOTED "FOR" THAT PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY USING THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED.

                                        ----------------------------------------

                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------

                                        Please Print Name Here

                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Please Print Name Here

                                        Dated: __________________________, 20___

                                        IMPORTANT. Please sign exactly as name appears on this card. Each joint owner should sign. Executors, administrators, trustees, etc. should give full title.

                       SPECIAL MEETING OF SHAREHOLDERS OF

                             ANAREN MICROWAVE, INC.

                                December 16, 2002

Co. # ________________                      Acct. #_____________________

TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET

Please access the web page at www.voteproxy.com and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS ----------> |_|